UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2012

Main Street Capital Corporation

 (Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, Suite 800, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 350-6000

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2012, the Board of Directors of Main Street Capital Corporation (“Main Street”) promoted Todd A. Reppert to Executive Vice Chairman.  Mr. Reppert previously served as Main Street’s President since 2007.  In this new role, Mr. Reppert will remain involved with Main Street’s investment activities as a member of Main Street’s investment committee and its credit committee.  Mr. Reppert also remains a member of the Main Street Board of Directors.  Vincent D. Foster, the Company’s Chairman and Chief Executive Officer, will also now serve as the Company’s President, and the responsibilities of that position will be assumed by him and other members of senior management.  The changes with respect to Mr. Reppert’s role are intended to allow him to focus on a recurring health condition, but also remain involved in the management of Main Street.

Reference is made to the biographical information with respect to Messrs. Foster and Reppert set forth under the heading “Election of Directors” in the 2012 Main Street Proxy Statement, which description is incorporated in this Form 8-K by reference.

Item 8.01               Other Events.

On October 18, 2012, the Registrant issued a press release. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under Item 8.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

99.1             Press release dated October 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: October 18, 2012	By:	/s/ Dwayne L. Hyzak
Name: Dwayne L. Hyzak
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 18, 2012